Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-206337 and 333-264558) on Form S-8 and the registration statements (Nos. 333-273952, 333-214358, and 333-215801) on Form S-3 / S-3 ASR of our reports dated May 22, 2026, with respect to the consolidated financial statements of Houlihan Lokey, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
May 22, 2026